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                                                                    EXHIBIT 99.1

                                                                 NEOMEDIA
                                                             TECHNOLOGIES


COMPANY CONTACT:                 MEDIA CONTACT:
Virginia Small                   Jane Teague
NeoMedia Technologies, Inc.      HighGround, Inc.
(941) 337-3434                   (561) 995-9466
vsmall@neom.com                  jteague@highgroundinc.com
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FOR IMMEDIATE RELEASE

     NEOMEDIA TECHNOLOGIES ACQUIRES QODE.COM

    Acquisition Gives NeoMedia the First End-to-End Solution Offering in the
                     Physical-to-Electronic Linking Space


FT. MYERS, FL, March 2, 2001 - NeoMedia Technologies, Inc., (NASDAQ: NEOM), the international leader in print-to-Internet technology, today announced it has acquired the assets of Qode.com, Inc. Under the terms of the sale, NeoMedia is providing Qode with up to 2.62.15 Million shares of common stock, not to exceed a value of $10.7 Million; the greater part of which is subject towill being earned upon the satisfaction of certain income and performance targets.

"The dynamic combination of NeoMedia and Qode(TM) provide immediate consumer and business-to-business application, and related content, that dramatically accelerate our go-to-market strategy," said Charles W. Fritz, chairman and CEO of NeoMedia Technologies, Inc. "With the acquisition of Qode, NeoMedia is first to market with a complete, mobile solution that integrates both print-to-web and product-to-web linking functionality to provide a turnkey, private label service targeted at increasing revenues, brand loyalty, and customer retention for retailers, e-tailers, and manufacturers."

On the consumer side, Qode(TM) service allows a user to search the largest known universal product directory for products through either UPC code or keyword entry, obtain additional product information, comparison shop, redeem targeted promotions, and purchase on-line or at the nearest "on-land" retailer.

On the business side, Qode is the first and only commerce infrastructure that allows product managers, distributors, retailers and e-tailers to deliver perfectly targeted promotions directly to consumers who are making buying decisions about that specific product or product type.

The consumer gets the right product at the right time, in the right place at the right price. Marketers have the ability to focus promotional dollars on the right prospects at the right time with the right offer to affect a buying decision.

According to a February 14, 2001 Consumer Bar Code Scanning report from Jupiter Research,

       . The launch of :CueCat and the prominence of initiatives such as AirClic has elevated interest in consumer applications for bar code scanning.
       . Universal product codes (UPCs) are a free resource that will ease the task of replenishment and comparison shopping.
       . New initiatives (like Qode) that take advantage of free resources and extend existing platforms to support applications of scanning will gain broad acceptance with consumers.

                                    -more-
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NeoMedia Acquires Qode              2 of 2               March 2, 2001


"Marrying Qode's comprehensive shopping system with NeoMedia's print-to-web linking and patented IP position creates the first truly practical solution in this emerging market," said Michael R. Miller, CEO, Qode.com, Inc.

Qode's employees will be integrated into NeoMedia's e-business group. For the foreseeable future, NeoMedia will continue to operate the Qode business in Fort Lauderdale.


About Qode

A commerce-enabling company with award-winning technology, Qode delivers perfectly targeted promotions to consumers through the Qode Universal Commerce Solution(TM). The Qode system is made up of a comprehensive universal directory of products and retailers, enhanced with Qode's proprietary Product DNA(TM), and coupled with the world's most precise product search engine. It is a licensable solution that increases revenues, traffic, and loyalty to web sites. For more information about Qode, visit www.Qode.com.
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About NeoMedia Technologies

NeoMedia Technologies, Inc, an Internet World Wireless 2001 Best of Show award winner, is headquartered in Fort Myers, Florida. It develops and markets a family of PaperClick(TM) products and services, based on NeoMedia's patented technology, that provide direct, customer routable links between printed information or objects and Internet content. NeoMedia markets these services under the PaperClick(TM) trademark on the ASP site, www.paperclick.com. Entering
                                                    ------------------
a PaperClick code, by scanning the bar code or entering the associated numbers in the PaperClick Go Window, routes readers directly to relevant Web information. PaperClick ToGo(TM) technology provides mobile linkage to Web content through PalmOS(TM) PDA devices and Internet-enabled cellular phones. NeoMedia also provides proprietary software for document management and production systems, as well as systems integration services for automated print production operations. For additional information, please visit the Company Web site at www.neom.com.


This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. With the exception of historical information contained herein, the matters discussed in this press release involve risk and uncertainties. Actual results could differ materially from those expressed in any forward-looking statement.

PaperClick, PaperClick Enterprise, PaperClick ToGo,the PaperClick logo, Qode, Qode Universal Commerce Solution, and Product DNA are trademarks of NeoMedia Technologies, Inc. Palm OS is a trademark of Palm Computing; Inc are trademarks of NeoMedia Technologies, Inc. All other trademarks are the property of their respective owners.
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To see how PaperClick works, go to www.paperclick.com. In the Go Window, enter the number that appears below the bar code (6856 805 758) or (To*How).
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To view other NeoMedia press releases (3272 389 944):    [ICON HERE]
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